UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2013

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 453-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                               Other Events.

On September 26, 2013, the Centers for Medicaid and Medicare (“CMS”) hosted a Special Open Door Forum (ODF) related to CMS Rule 1599-F “Hospital Inpatient Admission Order and Certification and 2 Midnight Benchmark for Inpatient Hospital Admissions for the FY 2014 Inpatient Prospective Payment System (IPPS)/Long-Term Care Hospital (LTCH),”  which becomes  effective on October 1, 2013.

Rule 1599-F redefines the requirements for an inpatient stay with a new formal time-based standard, a “Two Midnight” stay, which will justify an inpatient admission based on a patient’s time in the hospital, instead of the historical intensity of services and level of care provided.

During the ODF, CMS advised that Recovery Auditors will not be permitted to review inpatient hospital claims paid between October 1 and December 31, 2013 for a determination of whether the inpatient hospital admission and patient status was appropriate.  CMS stated that it will re-evaluate the retrospective review strategy after it has reviewed the information provided by the Medicare Administrative Contractors’ (MAC) evaluation of provider compliance and education related to Rule 1599-F.

HealthDataInsights, Inc., (HDI) a wholly owned subsidiary of HMS Holdings Corp. (the “Registrant”) is the Medicare Recovery Auditor for CMS Region D.  While the new rule and the suspension of the Recovery Auditor reviews described above will not impact HDI’s existing Recovery Audit contract or HDI’s expected 2013 results, these reviews have historically been a significant finding for the Recovery Audit program; as a result, Rule 1599-F could have a material negative impact on HDI in 2014 depending upon, among other factors, how the rule is applied and the review strategies ultimately approved by CMS.  We are analyzing the potential impact of the new rule and seeking further clarification from CMS to determine the financial impact to HDI’s 2014 results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HMS HOLDINGS CORP.
(Registrant)

By:	/s/ Walter D. Hosp
Name:	Walter D. Hosp
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: September 27, 2013

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